EXHIBIT  16.1


                  [LETTERHEAD OF GOOD SWARTZ BROWN & BERNS LLP]



December  31,  2002

Securities and Exchange Commission
Mail  Stop  11-3
450  5th  Street,  N.W.
Washington,  D.C.  20549

Dear  Sir  or  Madam:

We  have  read  and  agree  with  the  comments  in Item 4 of Form 8-K/A of  The
Bluebook International Holding Company dated December 31, 2002, with the exception of the statement made in Item 4(b), as to which we have no basis to agree or disagree.

Yours  truly,

/s/ Good, Swartz, Brown & Berns, LLP

Good, Swartz, Brown & Berns, LLP


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